UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020

Equitrans Midstream Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38629	83-0516635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Energy Drive Canonsburg, Pennsylvania	15317
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 271-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ETRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On Thursday, May 14, 2020, Equitrans Midstream Corporation (ETRN) and EQM Midstream Partners, LP (EQM) issued a joint first quarter 2020 earnings news release, which provided 2020 financial guidance, including forecast ranges of second quarter and full-year 2020 net income attributable to ETRN and ETRN adjusted EBITDA (in each case, derived on a pro forma basis to reflect ETRN’s pending acquisition of EQM).

On Friday, May 15, 2020, EQM’s largest producer customer informed ETRN management that it would begin on May 16, 2020, to institute temporary production curtailments in respect of up to an aggregate of approximately 1.4 billion cubic feet of natural gas produced per day in Pennsylvania and Ohio.

Accordingly, based on an assumed production curtailment period of 45 days and a curtailment amount of approximately 1.4 billion cubic feet of natural gas produced per day, ETRN is revising its previously issued forecast ranges of second quarter 2020 pro forma net income attributable to ETRN and ETRN adjusted EBITDA, as set forth below, in order to account for such curtailments. ETRN reiterates its forecasts of full-year 2020 pro forma net income attributable to ETRN and ETRN adjusted EBITDA, as well as its other 2020 financial and operating forecasts disclosed in its earnings news release issued on May 14, 2020.

$ millions	Previously Issued Second Quarter 2020 Forecast	Updated Second Quarter 2020 Forecast
Net income attributable to ETRN(1)	$35 to $50	$30 to $45
ETRN adjusted EBITDA	$255 to $275	$240 to $265
Deferred revenue(2)	$75	No Change

$ millions	Previously Issued Full-Year 2020 Forecast	Updated Full-Year 2020 Forecast
Net income attributable to ETRN(1)	$390 to $425	No Change
ETRN adjusted EBITDA	$1,150 to $1,200	No Change
Deferred revenue(2)	$227	No Change

(1)	Includes $15 - $20 million of expected transaction costs in Q2 2020.
(2)	On February 26, 2020, EQM and EQT Corporation (EQT) entered into a new gas gathering agreement. As a result of the new agreement, and beginning in Q2 2020, revenue under the EQT contract will be recognized based on an average gathering rate applied to each period's minimum volume commitment (MVC) over the 15-year contract life. The actual cash received under the contract is expected to be higher than the revenue recognized in the early years of the contract, resulting in the deferral of revenue into future periods and a corresponding contract liability. The deferred revenue amounts are subject to the ultimate in-service date of Mountain Valley Pipeline (MVP). The current deferred revenue estimate is based on MVP's targeted year-end 2020 in-service date.

See “Non-GAAP Disclosures” of this Current Report on Form 8-K (Current Report) for important disclosures regarding the use of the non-GAAP supplemental financial measure pro forma ETRN adjusted EBITDA included herein, including information regarding the most comparable GAAP financial measure.

The information in this Item 7.01 of this Current Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (Exchange Act), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (Securities Act), or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act concerning ETRN and EQM. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of ETRN and EQM, as well as assumptions made by, and information currently available to, such management. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” or “continue,” and similar expressions are used to identify forward-looking statements. These statements are subject to various risks and uncertainties, many of which are outside the parties' control. Without limiting the generality of the foregoing, forward-looking statements contained in this Current Report specifically include expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of ETRN, EQM and their respective affiliates, including whether ETRN’s acquisition of EQM (the EQM Merger) will be completed, as expected or at all, the timing of the closing of the EQM Merger, and whether the conditions to the EQM Merger can be satisfied, guidance regarding EQM's gathering, transmission and storage and water service revenue and volume growth, including the anticipated effects associated with the new Gas Gathering and Compression Agreement and related documents entered into with EQT (collectively, the EQT Global GGA); projected revenue (including from firm reservation fees and deferred revenues), expenses, and contract liabilities and the effects on projected revenue and contract liabilities associated with the EQT Global GGA and the MVP project; the ultimate gathering fee relief provided to EQT under the EQT Global GGA and related agreements, including the exercise by EQT of any cash-out option as an alternative to receiving relief; ETRN’s and EQM’s ability to de-lever; forecasted adjusted EBITDA, water EBITDA, net income, net income attributable to ETRN, adjusted net income attributable to ETRN, net cash provided by operating activities, free cash flow, retained free cash flow, leverage ratio, coverage ratio, and deferred revenue; infrastructure programs (including the timing, cost, capacity and sources of funding with respect to gathering, transmission and storage and water expansion projects); the cost, capacity, timing of regulatory approvals, final design and targeted in-service dates of current projects; expansion projects in EQM's operating areas and in areas that would provide access to new markets; any further credit rating impacts associated with the MVP project, customer credit ratings changes, including EQT's, and defaults, acquisitions and financings and any further changes in EQM’s credit ratings; the ability of EQM's contracts to survive a customer bankruptcy or restructuring; expected transaction expenses related to the EQM Merger; the possible diversion of management time on issues relating to the EQM Merger; effects of seasonality; expected cash flows and MVCs, including those associated with the EQT Global GGA and any definitive agreement or agreements between EQT and EQM related to the letter agreement between the parties in respect of water services (the Water Services Letter Agreement), and the potential impact thereon of the timing and cost of the MVP project; changes in commodity prices and the effect of commodity prices on ETRN's and EQM's business, including future decisions of EQM’s customers in respect of curtailing natural gas production, choke management, timing of turning wells in line, rig and completion activity, and related impacts on EQM’s business; the location of, and EQM gathering systems affected by, any customer production curtailments; liquidity and financing requirements, including sources and availability; EQM’s and EQM’s subsidiaries’ respective abilities to service debt under, and comply with the covenants contained in, their respective credit agreements; expectations regarding production volumes in EQM's areas of operations; ETRN’s and EQM’s abilities to achieve the anticipated benefits associated with the execution of the EQT Global GGA, the Water Services Letter Agreement and the merger agreement entered into between EQM and ETRN and related agreements; and the impact on ETRN and its subsidiaries of the coronavirus 2019 (COVID-19) pandemic, including, among other things, effects on demand for natural gas and EQM's services, commodity prices and access to capital. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results.

Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. ETRN and EQM have based these forward-looking statements on current expectations and assumptions about future events. While ETRN and EQM consider these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond ETRN’s and/or EQM’s control. The risks and uncertainties that may affect the operations, performance and results of ETRN’s and EQM’s business and forward-looking statements include, but are not limited to, those set forth under (i) Item 1A, “Risk Factors” in ETRN's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the SEC), as may be updated by Part II, Item 1A, “Risk Factors,” of ETRN’s subsequent Quarterly Reports on Form 10-Q filed with the SEC, and (ii) Item 1A, “Risk Factors” in EQM's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC, as may be updated by Part II, Item 1A, “Risk Factors,” of EQM’s subsequent Quarterly Reports on Form 10-Q filed with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. ETRN and EQM assume no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Non-GAAP Disclosures

As used in this Current Report, pro forma ETRN adjusted EBITDA means pro forma ETRN net income, plus net interest expense, depreciation, amortization of intangible assets, impairments of long-lived assets, payments on the preferred interest in EQT Energy Supply, LLC, non-cash long-term compensation expense, and separation and other transaction costs, less equity income, AFUDC - equity, unrealized gain (loss) on derivative instruments and adjusted EBITDA attributable to noncontrolling interest.

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of ETRN's and EQM’s consolidated financial statements, such as industry analysts, investors, lenders, and rating agencies, may use to assess ETRN’s and EQM’s operating performance as compared to other publicly traded companies in the midstream energy industry without regard to historical cost basis or financing methods.

ETRN and EQM believe that adjusted EBITDA provides useful information to investors in assessing ETRN's and EQM’s financial condition and results of operations. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, items that affect net income. Additionally, because this non-GAAP metric may be defined differently by other companies in ETRN’s and EQM’s industry, ETRN's and EQM’s definition of pro forma ETRN adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing the utility of the measure.

ETRN and EQM are unable to provide a reconciliation of projected adjusted EBITDA from projected net income attributable to ETRN, the most comparable financial measure calculated in accordance with GAAP. ETRN and EQM have not provided a reconciliation of projected adjusted EBITDA to projected net income (loss), the most comparable financial measure calculated in accordance with GAAP, due to the inherent difficulty and impracticability of predicting certain amounts required by GAAP with a reasonable degree of accuracy. Net income (loss) includes the impact of depreciation expense, income tax expense, the revenue impact of changes in the projected fair value of derivative instruments prior to settlement, potential changes in estimates for certain contract liabilities and unbilled revenues and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, a reconciliation of projected adjusted EBITDA to projected net income (loss) is not available without unreasonable effort.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITRANS MIDSTREAM CORPORATION

Date: May 18, 2020	By:	/s/ Kirk R. Oliver
	Name:	Kirk R. Oliver
	Title:	Senior Vice President & Chief Financial Officer

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